PROMISSORY NOTE

1. For value received, the undersigned, AmeriChip Tool and Abrasives, LLC, ("Borrower") promises to pay to the order of National Abrasive Systems, Co. ("Creditor"), the principal amount of Two Hundred Fifty Thousand Dollars ($250,000.00) and interest computed on the basis of a 360-day year for the actual number of days elapsed) on the unpaid principal balance at a rate per annum of three and one-half percent (3-1/2%) per annum.

2. The Purchaser, at its option shall make monthly installment payments in the amount of Five Hundred Dollars ($500.00) or more for the first six months commencing one month after the date of execution of this note; thereafter monthly payment shall be Two Thousand Four Hundred Seventeen ($2,417.00) Dollars; the payments shall include interest on the unpaid balance. There shall be no penalty for prepayments.

3. The installment payments of the Note shall continue monthly until the principal and interest are fully paid; provided, however, that the unpaid principal and interest shall be fully paid not later than ten (10) years from the effective date of the Note.

4. Security. This note and all obligations of Borrower under it are secured by a certain Security Agreement and Financing Statement of even date given by Borrower to Creditor.

5. Default and Acceleration. Each of the following shall be an event of default under this note:
      a. a default in the payment of any installment of principal or interest under this note or of any late charge or out-of-pocket expense that Borrower at any time owes to the holder of this note or in the payment of any other indebtedness or obligation that Borrower now or in the future owes to the holder, as and when it shall be or become due and payable, and if the default continues for 15 days after Creditor has given notice of the default to Borrower;
      b. a default in the performance if any other obligation to Creditor under this note or any security document or any other agreement that has been or in the future is entered into between Borrower and Creditor, and if, in the case of a default that is capable of being cured, the default continues for 15 days after Creditor has given written notice of the default to Borrower.

6. Agreement. This note is given under a certain Agreement for Purchase and Sale of Business Assets of even date, between Creditor and Borrower, the undersigned ("Agreement"), and the holder shall have all of the rights and powers set forth in the agreement as though they were set forth fully in this note. The agreement is incorporated by reference for a statement of the terms and conditions under which the principal of this note and accrued interest may become, or may be declared to be, immediately due and payable.

7. Place and Application of Payments. Each payment on this note shall be made at Creditor's address set forth above or any other place that the holder directs in writing. Any payment on this note shall be applied in the following order: first to any expenses (including expenses of collection) then due and payable to Creditor under this note, second to any unpaid late charges, third to any accrued and unpaid interest, and fourth to the unpaid principal balance.

8. Setoff. The holder of this note shall have the right at any time to set off any indebtedness that Creditor then owes to Borrower against any indebtedness evidenced by this note that is then due and payable.


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9. Remedies. The holder of this note shall have all rights and remedies provided by law and by agreement of any Borrower. Borrower shall reimburse the holder for all expenses, including reasonable attorney fees and legal expenses, that the holder pays or incurs in protecting and enforcing the rights of and obligations to the holder under any provision of this note or any security document.

10. Waivers. No delay by the holder of this note shall be a waiver of the exercise of any right or remedy. No single or partial exercise by the holder of any right or remedy shall preclude any other or future exercise of that or any other right or remedy. No waiver by the holder of any default or of any provision of this note shall be effective unless it is in writing and signed by the holder. No waiver of any right or remedy on one occasion shall be a waiver of that right or remedy on any future occasion.

Borrower waives demand for payment, presentment, notice of dishonor, and protest of this note, waives all defenses based on suretyship or impairment of collateral, and consents to any extension or postponement of time of its payment, to any substitution, exchange, or release of all or any part of any security given to secure this note, to the addition of any party, and to the release, discharge, waiver, modification, or suspension of any rights and remedies against any person who may be liable for the indebtedness evidenced by this note.

11. General. In this note, maturity means the time when the entire remaining unpaid principal balance shall be or shall become due and payable for any reason, including acceleration as provided in paragraph 5.

12. Applicable Law and Jurisdiction. This note shall be governed by and interpreted according to the laws of the state of Michigan, without giving effect to conflict-of-laws principles. Borrower irrevocably agrees and consents that any action against Borrower to collect or enforce this note may be brought in any state or federal court that has subject matter jurisdiction and is located in, or whose districts includes, Wayne County, Michigan, and that any such court shall have personal jurisdiction over Borrower for purposes of such action.


                                    AmeriChip Tool and Abrasives, LLC, a
                                    wholly owned subsidiary of AmeriChip
                                    Internationl, Inc.



Dated: 08/01/2004                   /s/ Edward D. Rutkowski
                                    --------------------------------------------
                                    By: Edward D. Rutkowski, Vice President,
                                        AmeriChip International, Inc.